Exhibit 10.6

NOTE AMENDING AGREEMENT

THIS NOTE AMENDING AGREEMENT (this “Note Amending Agreement”) is dated as of May 11, 2026, by and between Minglemint Solutions LLC (the “Borrower”), and Kala Bio, Inc. or their assigns (the “Noteholder” and together with the Borrower, the “Parties”).

WHEREAS, the Borrower is indebted to the Noteholder pursuant to a secured promissory note of the Borrower in the principal amount of US$7,000,000.00, dated February 9, 2026 (the “Note”);

AND WHEREAS, all capitalized terms used in this Note Amending Agreement which are not otherwise defined herein will have the meanings ascribed thereto in the Note;

AND WHEREAS, the Parties have agreed to amend the terms of the Note as detailed herein;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

1.	Article II of the Note is hereby amended by adding the following new Section 2.2 immediately after Section 2.01:

“Section 2.02Noteholder's Right to Call the Loan. Notwithstanding Section 2.01 or any other provision of the Note, the Noteholder shall have the right, at any time and from time to time, to demand repayment of all or any portion of the outstanding principal amount of the Loan, together with all accrued and unpaid interest thereon and any other amounts owing under the Note in respect of the portion so called, by delivering written notice to the Borrower (a “Call Notice”). The Borrower shall repay the amount specified in the Call Notice within forty-five (45) days of the date of such Call Notice (the “Call Payment Date”). Any amount not repaid by the Call Payment Date shall bear interest at the Default Rate from and after the Call Payment Date until paid in full. For greater certainty, the Noteholder’s right to call the Loan pursuant to this Section 2.02 is in addition to, and shall not limit or prejudice, any other rights or remedies of the Noteholder under the Note or at law, including upon the occurrence of an Event of Default.”

2.	In all other respects, the terms and conditions of the Note shall remain unamended and in full force and effect.

3.

It is agreed and understood that this Note Amending Agreement may be executed by way of facsimile transmission and, further, may be executed in any number of counterparts, and all such counterparts shall, for all purposes, constitute one agreement binding on the Parties hereto, provided each Party has executed at least one counterpart, and shall be deemed to be an original notwithstanding that all Parties are not signatory to the same counterpart.

4.

This Note Amending Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to principles of conflicts of law, as set out in Section 10.03 of the Note.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF the Parties have executed this Note Amending Agreement as of the date first above written.

v
MINGLEMINT SOLUTIONS LLC
Per:	/s/ Menachem Wagner
Authorized Signatory

KALA BIO, INC.
Per:	/s/ Avi Minkowitz
Authorized Signatory